Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

IRON HORSE ACQUISITIONS CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule(2)	Amount Registered		Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share (1)	457(f)	8,867,000	(1)	10.48	(2)	92,926,160	0.0001531	14,227.0	(3)
	Equity	Rights	457(g)	6,900,000	(4)						(5)
	Equity	Common Stock underlying the Rights	457(f)	1,380,000	(6)	10.48	(2)	14,462,400	0.0001531	2,214.20
	Equity	Warrants	457(f)	9,357,000	(7)	0.0281	(8)	262,931.7	0.0001531	40.26
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A				N/A		N/A		N/A	N/A	N/A	N/A
	Total Offering Amounts							$107,651,492		$16,481.46
	Total Fees Previously Paid									2,349.51
	Total Fee Offsets									13,948.20
	Net Fee Due									$183.75

Table 2 Fee Offset Claims and Sources

	Registrant or Filed Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claim	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Aggregate Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offsets(9) Claimed	Iron Horse Acquisitions Corp.	S-1	333-275076	10/19/23	12/22/23	11,712.06	Equity	Common Stock	6,900,000	11,712.06
Fee Offsets Claimed(10)	Iron Horse Acquisitions Corp.	S-1	333-275076	10/19/23	12/22/23	2,036.88	Equity	Common Stock	1,380,000	2,036.88
Fee Offsets Claimed(11)	Iron Horse Acquisitions Corp.	S-1MEF	333-276282	12/27/23	12/27/23	169.74	Equity	Common Stock	100,000	169.74
Fee Offsets Claimed(12)	Iron Horse Acquisitions Corp.	S-1MEF	333-276282	12/27/23	12/27/23	29.52	Equity	Common Stock	20,000	29.52

(1)	Represents the total number of shares of Common Stock of Iron Horse Acquisitions Corp. (“Iron Horse”), a Delaware corporation, issued and outstanding as of immediately prior to the closing of the Business Combination. Pursuant to Rule 145(a), the completion of the Business Combination is deemed to be an offer or sale of the securities in the combined company to the stockholders of Iron Horse.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) based on the average of the high and low prices for Iron Horse Common Stock on the Nasdaq Global Market on April 11, 2025 of $10.48.

(3)	Calculated pursuant to Rule 457 under the Securities Act by calculating the product of (i) the maximum aggregate offering price and (ii) 0.0001531.

(4)	Represents the total number of Rights of Iron Horse outstanding as of immediately prior to the closing of the Business Combination. Pursuant to Rule 145(a), the completion of the Business Combination is deemed to be an offer or sale of the securities in the combined company to the stockholders of Iron Horse.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(6)	Represents the total number of shares of common stock of the combined company to be converted from the Rights upon consummation of the Business Combination.

(7)	Represents the total number of warrants of Iron Horse outstanding as of immediately prior to the closing of the Business Combination which may be deemed to be converted into shares of the combined company.

(8)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) based on the average of the high and low prices for Iron Horse Warrants on the Nasdaq Global Market on April 11, 2025 of $0.0281.

(9)	The Registrant paid a registration fee of $11,712.06 in connection with the registration of 6,900,000 shares of Common Stock registered under the Registration Statement on Form S-1, filed on October 19, 2023 (File No. 333-275076) (as amended, the “Form S-1”). The offering under the Form S-1 has terminated. The 6,900,000 shares of Common Stock registered under the Form S-1 that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $11,712.06.

(10)	The Registrant paid a registration fee of $2,036.88 in connection with the registration of 1,380,000 shares of Common Stock registered under the Registration Statement on Form S-1, filed on October 19, 2023 (File No. 333-275076) (as amended, the “Form S-1”). The offering under the Form S-1 has terminated. The 1,380,000 shares of Common Stock registered under the Form S-1 that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $2,036,88.

(11)	The Registrant paid a registration fee of $169.74 in connection with the registration of 100,000 shares of Common Stock registered under the Registration Statement on Form S-1MEF, filed on December 27, 2023 (File No. 333-276282) (the “Form S-1MEF”). The offering under the Form S-1MEF has terminated. The 1,380,000 shares of Common Stock registered under the Form S-1MEF that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $169.74.

(12)	The Registrant paid a registration fee of $169.74 in connection with the registration of 20,000 shares of Common Stock registered under the Registration Statement on Form S-1MEF, filed on December 27, 2023 (File No. 333-276282) (the “Form S-1MEF”). The offering under the Form S-1MEF has terminated. The 1,380,000 shares of Common Stock registered under the Form S-1MEF that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $29.52.